As filed with the Securities and Exchange Commission on October 2, 2015
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NOVATEL WIRELESS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	86-0824673 (I.R.S. Employer Identification Number)

9645 Scranton Road, Suite 205
San Diego, CA 92121
(858) 812-3400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lance Bridges
Senior Vice President, General Counsel and Secretary
Novatel Wireless, Inc.
9645 Scranton Road, Suite 205
San Diego, CA 92121
(858) 812-3400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Teri O’Brien, Esq.
Paul Hastings LLP
4747 Executive Drive, 12th Floor
San Diego, CA 92121
(858) 458-3000

From time to time after the effective date of this Registration Statement.
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer	☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, par value $0.001 per share	13,067,382 (2)	$2.22	$29,009,588	$2,921.27

(1)
All 13,067,382 shares of common stock registered pursuant to this registration statement are to be offered by the selling stockholder named herein or its transferees, donees, pledgees or other successors-in-interest. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of the common stock of Novatel Wireless, Inc. (the “Company”) as may be issuable with respect to the shares being registered hereunder to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Includes 1,593,583 shares of common stock issuable upon exercise of the 2015 Warrant (as defined herein).

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices per share of the Company’s common stock, as reported on the NASDAQ Global Select Market, on September 30, 2015, a date within five business days prior to the filing of this registration statement.

______________
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED OCTOBER 2, 2015
PROSPECTUS
13,067,382 Shares of Common Stock

This prospectus relates to the offer and sale from time to time by the Selling Stockholder (as defined herein) of up to 13,067,382 shares of the common stock, par value $0.001 per share (the “Common Stock”), of Novatel Wireless, Inc. (the “Company”). The 13,067,382 shares of Common Stock covered by this prospectus includes 1,593,583 shares of Common Stock issuable upon exercise of an outstanding warrant to purchase shares of Common Stock that was issued to the Selling Stockholder on March 26, 2015 (the “2015 Warrant”). The 2015 Warrant is exercisable during the period from September 26, 2015 through March 26, 2020, and has an exercise price of $5.50 per share of Common Stock. We are registering the resale of the shares of Common Stock as required by the terms of the Investors’ Rights Agreement that we entered into with the Selling Stockholder on September 8, 2014 (the “Investors’ Rights Agreement”).
Our registration of the shares of Common Stock covered by this prospectus does not mean that the Selling Stockholder will offer or sell any of the shares. The Selling Stockholder may offer and sell or otherwise dispose of the shares of Common Stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. See “Plan of Distribution” beginning on page 10 for more information.
We will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Stockholder.
The Selling Stockholder will pay all underwriting discounts and selling commissions, if any, in connection with the sale of the shares of Common Stock. We have agreed to pay certain expenses in connection with this registration statement and to indemnify the Selling Stockholder against certain liabilities. As of the date of this prospectus, no underwriter or other person has been engaged to facilitate the sale of shares of Common Stock in this offering.
You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus carefully before you invest.
Our Common Stock is traded on the NASDAQ Global Select Market under the symbol “MIFI.” On September 30, 2015, the last reported sale price of our Common Stock on the NASDAQ Global Select Market was $2.21.

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page 6 and contained under similar headings in the other documents that we incorporate by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2015.

i

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. Neither we nor the Selling Stockholder have authorized anyone to provide you with information that is different from such information. If anyone provides you with different or inconsistent information, you should not rely on it. The Selling Stockholder is offering to sell Common Stock only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of the Common Stock. In case there are differences or inconsistencies between this prospectus and the information incorporated by reference, you should rely on the information in the document with the latest date.
The Selling Stockholder is offering the Common Stock only in jurisdictions where such issuances are permitted. The distribution of this prospectus and the issuance of the Common Stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the Common Stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Common Stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
It is important for you to read and consider all of the information contained in this prospectus in making your investment decision. To understand the offering fully and for a more complete description of the offering you should read this entire document carefully, including particularly the “Risk Factors” section beginning on page 6. You also should read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference”.
As used in this prospectus, unless the context requires otherwise, the terms “we”, “us”, “our”, “Novatel Wireless™” or “the Company” refer to Novatel Wireless, Inc., a Delaware corporation, and its wholly owned or indirect subsidiaries, and their predecessors. References to the “Selling Stockholder” refer to the stockholder listed herein under “The Selling Stockholder” and its transferees, donees, pledgees or other successors-in-interest.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference into this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), about the Company and its subsidiaries. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “will”, “could”, “should”, “projects”, “plans”, “goal”, “targets”, “potential”, “estimates”, “pro forma”, “seeks”, “intends” or “anticipates” or the negative thereof or comparable terminology. Forward-looking statements include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of various transactions, and statements about the future performance, operations, products and services of the Company and its subsidiaries.
You should read this prospectus and the documents incorporated by reference completely and with the understanding that our actual future results may be materially different from what we currently expect. Our business and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors set forth in Part I - Item 1A, “Risk Factors”, in our Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission (the “SEC”) on March 9, 2015, and elsewhere in the other documents incorporated by reference into this prospectus.
You should assume that the information appearing in this prospectus, any accompanying prospectus supplement, any related free writing prospectus and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All written or oral forward-looking statements attributable to us or any person acting on our behalf made after the date of this prospectus are expressly qualified in their entirety by the risk factors and cautionary statements contained in and incorporated by reference into this prospectus. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.
TRADE NAMES, TRADEMARKS AND SERVICE MARKS
“Novatel Wireless”, the Novatel Wireless logo, “MiFi”, “MiFi Intelligent Mobile Hotspot”, “MiFi OS”, “MiFi Powered”, “MiFi Home”, “MobiLink”, “Ovation”, “Expedite” and “MiFi Freedom. My Way.” are trademarks or registered trademarks of Novatel Wireless, Inc. “Enfora”, the Enfora logo, “Spider”, “Enabling Information Anywhere”, “Enabler” and “N4A” are trademarks or registered trademarks of Enfora, Inc. “FW” and the Feeney Wireless logo are trademarks or registered trademarks of Feeney Wireless, LLC. Other trademarks, trade names or service marks used in this prospectus are the property of their respective owners.

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, any applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our Common Stock discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus forms a part.

Our Company
We are a provider of intelligent wireless solutions for the worldwide mobile communications market. Our broad range of products principally includes intelligent mobile hotspots, USB modems, embedded modules, integrated asset-management and mobile tracking machine-to-machine (“M2M”) devices, communications and applications software and cloud services. In addition, through our acquisition of R.E.R. Enterprises, Inc. and its wholly-owned subsidiary and principal operating asset, Feeney Wireless, LLC (collectively, “FW”) in March 2015, our product portfolio was further expanded to include additional product offerings for M2M communications devices and applications software and cloud services.
Our products currently operate on every major cellular wireless technology platform. Our mobile hotspots, embedded modules and modems provide subscribers with secure and convenient high-speed access to corporate, public and personal information through the Internet and enterprise networks. Our M2M products enable devices to communicate with each other and with server or cloud-based application infrastructures. Our M2M products and solutions include our M2M embedded modules, integrated M2M communications devices and our service delivery platforms, the N4A™ Device Manager and N4A™ Communication and Management Software, which provide easy device management and service enablement.
Our mobile-hotspot and modem customer base is comprised of wireless operators, including Verizon Wireless, Inc., AT&T, Inc. and Sprint Corporation, as well as distributors and various companies in other vertical markets. Our M2M customer base is comprised of transportation companies, industrial companies, manufacturers, application service providers, system integrators and distributors, and through our acquisition of FW, was further expanded to include additional public and private telecommunications entities, commercial companies, and both state and federal government agencies. Our solutions address multiple vertical markets for our customers including commercial telematics, after-market telematics, remote monitoring and control, security and connected home, and wireless surveillance systems. We have strategic relationships with several of these customers that provide input and validation of our product requirements across the various vertical markets.
We sell our wireless broadband solutions primarily to wireless operators either directly or through strategic relationships. Most of our mobile-computing product sales to wireless operators are sold directly by our sales force, or to a lesser degree, through distributors. We sell our M2M solutions primarily to enterprises in the following industries: transportation; energy and industrial automation; security and safety; medical monitoring; and government. We sell our M2M solutions through our direct sales force and through distributors.
We intend to continue to identify and respond to our customers’ needs by introducing new product designs with an emphasis on supporting cutting edge wide area network technology, ease-of-use, performance, size, weight, cost and power consumption. We manage our products through a structured life cycle process, from identifying initial customer requirements through development and commercial introduction to eventual phase-out. During product development, emphasis is placed on innovation, time-to-market, performance, meeting industry standards and customer product specifications, ease of integration, cost reduction, manufacturability, quality and reliability.
The hardware used in our solutions is produced by contract manufacturers. Their services include component procurement, assembly, testing, quality control and fulfillment. Our contract manufacturers include Inventec Appliances Corporation, Hon Hai Precision Industry Co., Ltd. and Benchmark Electronics. Under our manufacturing agreements, contract manufacturers provide us with services including component procurement, product manufacturing, final assembly, testing, quality control and fulfillment.
For the years ended December 31, 2014, 2013 and 2012, net revenues recognized from sales of our products were $185.2 million, $335.1 million and $344.3 million, respectively.

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the SEC that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2014. For instructions on how to find copies of these documents, see “Where You Can Find Additional Information.”
The Offering

Securities offered	13,067,382 shares of Common Stock, which includes 1,593,583 shares of Common Stock issuable upon exercise of the 2015 Warrant.
Common Stock to be outstanding after the offering	54,130,564 shares
Selling Stockholder	All of the shares of Common Stock are being offered by the Selling Stockholder identified in the section titled “The Selling Stockholder” beginning on page 8 of this prospectus.
Use of Proceeds	We will not receive any of the proceeds from sales of shares of Common Stock by the Selling Stockholder.
NASDAQ Global Select Market Symbol	MIFI
The above information regarding the shares of Common Stock to be outstanding after the offering is based on 52,536,981 shares of Common Stock outstanding as of September 30, 2015 and assumes exercise in full of the 2015 Warrant.
The following is a summary of the transactions relating to the securities being registered hereunder:
Private Placement
In order to fund working capital and for other general corporate purposes, on September 3, 2014, the Company entered into a Purchase Agreement (the “Purchase Agreement”) with HC2 Holdings 2, Inc. (the “Selling Stockholder”), a Delaware corporation, pursuant to which, on September 8, 2014, the Company sold to the Selling Stockholder (a) 7,363,334 shares of Common Stock, (b) a warrant to purchase 4,117,647 shares of Common Stock at an exercise price of $2.26 per share (the “2014 Warrant”) and (c) 87,196 shares of the Company’s Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), all at a purchase price of (i) $1.75 per share of Common Stock plus, in each case, the related 2014 Warrant and (ii) $17.50 per share of Series C Preferred Stock, for aggregate gross proceeds of approximately $14.4 million (collectively, the “Financing”). In connection with the Financing, the Company entered into the Investors’ Rights Agreement pursuant to which the Company granted to the Selling Stockholder certain observation rights and certain appointment and nomination rights related to the Company’s board of directors (the “Board”), as well as rights with respect to the registration of the shares of Common Stock issued in the Financing and the shares of Common Stock underlying the 2014 Warrant and the Series C Preferred Stock.
On November 17, 2014, upon receipt of the requisite stockholder approval, the shares of Series C Preferred Stock held by the Selling Stockholder were automatically converted into 871,960 shares of Common Stock.
On March 26, 2015, the Selling Stockholder exercised the 2014 Warrant to purchase 3,824,600 shares of Common Stock at an exercise price of $2.26 per share for total proceeds to the Company of $8.6 million.
On March 26, 2015, in order to induce the Selling Stockholder to exercise the 2014 Warrant for cash in connection with the Company’s acquisition of FW, the Company issued to the Selling Stockholder a new warrant (the “2015 Warrant”) to purchase 1,593,583 shares of the Company’s Common Stock at an exercise price of $5.50 per share. The 2015 Warrant is exercisable for shares of the Company’s Common Stock during the period commencing on September 26, 2015 and ending on March 26, 2020, the expiration date of the 2015 Warrant. The 2015 Warrant is subject to the terms of the Investors’ Rights Agreement and the shares underlying the 2015 Warrant are Registrable Securities (as defined in the Investors’ Rights Agreement). The 2015 Warrant is generally only exercisable on a cash basis; provided, however, that the 2015 Warrant may be exercised on a cashless basis if and only if a registration statement relating to the issuance of the shares underlying the 2015 Warrant is not then effective or an exemption from registration is not available for the resale of such shares. The 2015 Warrant may be exercised by surrendering to the Company the certificate evidencing the 2015 Warrant to be exercised with the accompanying exercise notice, appropriately completed, duly signed and delivered, together with cash payment of the exercise price, if applicable.

The foregoing descriptions of the Purchase Agreement, the 2014 Warrant, the 2015 Warrant and the Investors’ Rights Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text such documents, the terms of which are incorporated herein by reference.
Company Information
We were incorporated in 1996 under the laws of the State of Delaware. Our principal office is located at 9645 Scranton Road, Suite 205, San Diego, CA 92121 and our telephone number is (858) 812-3400. Our website is www.nvtl.com. Information on our website, or that can be accessed through our website, is not incorporated by reference into this prospectus and does not constitute part of this prospectus and you should not consider it part of this prospectus or rely on any such information in making the decision of whether to purchase shares of our Common Stock. Our website address is included in this document as an inactive textual reference only.

RISK FACTORS
Investing in shares of our Common Stock involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in any applicable prospectus supplement and in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement, before deciding whether to purchase any of the Common Stock being offered. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of shares of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS
We will receive no proceeds from the sale of the Common Stock by the Selling Stockholder. We may, however, receive cash proceeds equal to the total exercise price of the 2015 Warrant to the extent that the 2015 Warrant is exercised for cash. The exercise price of the 2015 Warrant held by the Selling Stockholder is $5.50 per share of our Common Stock. The exercise price and the number of shares of Common Stock issuable upon exercise of the 2015 Warrant may be adjusted in certain circumstances, including stock splits, dividends, distributions or reclassifications, and mergers, consolidations, statutory share exchanges or other similar transactions. The 2015 Warrant contains a “cashless exercise” feature that allows the holders, under certain circumstances, to exercise the Warrant without making a cash payment to us. There can be no assurance that the 2015 Warrant will be exercised by the Selling Stockholder at all or that the 2015 Warrant will be exercised for cash rather than pursuant to the “cashless exercise” feature. To the extent we receive proceeds from the cash exercise of the 2015 Warrant, we intend to use such proceeds for general corporate purposes, which may include, without limitation, supporting asset growth and engaging in acquisitions or other business combinations. Our management will retain broad discretion in the allocation of the net proceeds from the exercise of the 2015 Warrant.
The Selling Stockholder will pay any underwriting discounts and commissions and any similar expenses they incur in disposing of the Common Stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the Common Stock covered by this prospectus. These may include, without limitation, all registration and filing fees, printing fees, listing fees, fees and expenses incident to any required review by the Financial Industry Regulatory Authority, Inc., fees and expenses of our counsel and accountants and fees and expenses of one counsel to the Selling Stockholder (not to exceed $20,000).

THE SELLING STOCKHOLDER
This prospectus relates to the resale by the Selling Stockholder named below, from time to time, of up to 13,067,382 shares of our Common Stock issued or issuable to the Selling Stockholder, as described above under the heading “Prospectus Summary-Private Placement.”
We do not know when or in what amounts the Selling Stockholder may sell or otherwise dispose of the shares covered hereby. The Selling Stockholder might not sell any or all of the shares covered by this prospectus or may sell or dispose of some or all of the shares other than pursuant to this prospectus. Because the Selling Stockholder may not sell or otherwise dispose of some or all of the shares covered by this prospectus and because there are currently no agreements, arrangements or understandings with respect to the sale or other disposition of any of the shares, we cannot estimate the number of the shares that will be held by the Selling Stockholder after completion of the offering. For purposes of the table below, we have assumed that the Selling Stockholder will have sold all of the shares covered by this prospectus upon completion of the applicable offering.
On October 7, 2014, in accordance with the terms of the Investors’ Rights Agreement, the Board appointed Philip Falcone and Robert Pons to serve as members of the Board. In addition, Mr. Pons was appointed to the serve on the Nominating and Corporate Governance Committee of the Board and the Compensation Committee of the Board. The Selling Stockholder is a wholly owned subsidiary of HC2 Holdings, Inc., a Delaware corporation (“HC2”). Mr. Falcone is the Chairman of the Board, President and Chief Executive Officer of HC2. Mr. Pons is the Executive Vice President of Business Development and a director of HC2.
Except as described above, the Selling Stockholder has not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years other than as a result of the ownership of our securities. In addition, unless otherwise indicated in the footnotes below, we believe that: (a) the Selling Stockholder is not a broker-dealer or an affiliate of a broker-dealer, (b) the Selling Stockholder does not have any direct or indirect agreements or understandings with any person to distribute its shares, and (c) the Selling Stockholder and HC2 have shared voting and investment power with respect to all shares beneficially owned.
The Selling Stockholder has represented to us in writing that it acquired the securities or will acquire the underlying securities for its own account and not with a view to or for distributing or reselling such securities. In recognition of the fact that the Selling Stockholder, even though purchasing the shares for its own account, may wish to be legally permitted to sell its securities when it deems appropriate, we agreed with the Selling Stockholder to file a registration statement to register the resale of the securities. We also have agreed to use commercially reasonable efforts to keep the registration statement, of which this prospectus constitutes a part, effective until all of the securities covered by the registration statement have been sold or may be sold without restriction pursuant to Rule 144 promulgated by the SEC under the Securities Act.
The table below presents information regarding the Selling Stockholder and the shares of our Common Stock that it may sell or otherwise dispose of from time to time under this prospectus. The percentage of beneficial ownership is based upon 52,536,981 shares of Common Stock issued and outstanding as of September 30, 2015. Beneficial ownership is determined under Section 13(d) of the Exchange Act and generally includes voting or investment power with respect to securities and includes any securities that grant the Selling Stockholder the right to acquire Common Stock within 60 days of September 30, 2015. Information in the table below is based on information provided by or on behalf of the Selling Stockholder. Since the date on which it provided us with the information below, the Selling Stockholder may have sold, transferred or otherwise disposed of some or all of its shares in transactions exempt from the registration requirements of the Securities Act.

Name of Selling Stockholder	Common Stock Beneficially Owned Prior to Offering(1)	Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Common Stock Owned After Offering(2)
	Number	Number	Number	Percent
HC2 Holdings 2, Inc.	13,067,382	13,067,382	0	0%

(1)
The number of shares consists of the aggregate of the number of shares of Common Stock held by the Selling Stockholder and shares of Common Stock issuable upon exercise of the 2015 Warrant held by the Selling Stockholder. In addition to the shares set forth in the table, the number of shares of Common Stock issuable upon exercise of the 2015 Warrant may be adjusted in certain circumstances, including stock splits, dividends, distributions or reclassifications, and mergers, consolidations, statutory share exchanges or other similar transactions.

(2)	For purposes of this table, the Company assumes that all of the shares covered by this prospectus will be sold by the Selling Stockholder.
Each time the Selling Stockholder sells any shares of Common Stock offered by this prospectus, it is required to provide you with this prospectus and the related prospectus supplement, if any, containing specific information about the Selling Stockholder and the terms of the shares of Common Stock being offered in the manner required by the Securities Act.
No offer or sale may occur unless the registration statement that includes this prospectus has been declared effective by the SEC and remains effective at the time the Selling Stockholder offers or sells shares of Common Stock. We are required, under certain circumstances, to update, supplement or amend this prospectus to reflect material developments in our business, financial position and results of operations and may do so by an amendment to this prospectus, a prospectus supplement or a future filing with the SEC incorporated by reference in this prospectus.

PLAN OF DISTRIBUTION
The Selling Stockholder, which as used herein includes donees, pledgees, transferees or other successors in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock:

•	on any stock exchange, market or trading facility on which the shares are traded or in private transactions;

•	through dividends or distributions made by the Selling Stockholder to its partners, members or stockholders; or

•
through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholder or the purchasers of the Common Stock (these discounts, concessions or commissions may be in excess of those customary in the types of transactions involved).

These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices, or without cash consideration.
The Selling Stockholder may use any one or more of the following methods when disposing of shares or interests therein:

•	sales on any national securities exchange or quotation on which the Common Stock may be listed or quoted at the time of the sale;

•	sales in the over-the-counter market;

•	sales in transactions other than on such exchanges or services or in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

•	through dividends or other distributions made by the Selling Stockholder to its respective partners, members or stockholders;

•	a combination of any such methods of sale or distribution; and

•	any other method permitted by applicable law.
The Selling Stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholder under this prospectus. The Selling Stockholder also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Common Stock or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholder may also sell shares of our Common Stock short and deliver these securities to close out its short positions, or loan or pledge the Common Stock to broker-dealers or other financial institutions that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the Selling Stockholder from the sale of the Common Stock offered by it will be the purchase price of the Common Stock less discounts or commissions, if any. The Selling Stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the 2015 Warrants by payment of cash, however, we will receive the exercise price of the 2015 Warrants.
The Selling Stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act provided that they meet the criteria and conform to the requirements of that rule.
The Selling Stockholder and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Any Selling Stockholder who is an “underwriter” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
To the extent required, the shares of our Common Stock to be sold, the name of the Selling Stockholder, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the Selling Stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholder and its affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the Selling Stockholder against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus. We have agreed with the Selling Stockholder to use commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (a) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (b) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

DESCRIPTION OF COMMON STOCK
The following information describes our Common Stock, as well as certain provisions of our amended and restated certificate of incorporation (as amended, our “Certificate of Incorporation”) and our second amended and restated bylaws (as amended, our “Bylaws”). This description is only a summary. You should also refer to our Certificate of Incorporation and Bylaws, which have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.
Authorized and Outstanding Capital Stock
Under our Certificate of Incorporation, the total number of shares of all classes of stock that we have authority to issue is 152,000,000, consisting of 2,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), and 150,000,000 shares of Common Stock. Our Board may establish the rights and preferences of the Preferred Stock from time to time. As of September 30, 2015, there were 52,536,981 shares of Common Stock issued and outstanding.
Common Stock
Subject to the rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of Common Stock are entitled to receive such dividends, if any, as may from time to time be declared by our Board out of funds legally available for that purpose. Pursuant to our Certificate of Incorporation, holders of Common Stock are entitled to one vote per share, and are entitled to vote upon such matters and in such manner as may be provided by law. Other than certain contractual rights of certain holders of Common Stock, holders of Common Stock have no preemptive, conversion, redemption or sinking fund rights. Subject to the rights of holders of all classes of stock at the time outstanding having prior rights as to liquidation, holders of Common Stock, upon the liquidation, dissolution or winding up of the Company, are entitled to share equally and ratably in the assets of the Company. The outstanding shares of Common Stock are, and the shares of Common Stock to be offered or issuable upon exercise of the 2015 Warrant when issued will be, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of Common Stock are subject to the rights, preferences and privileges of any series of Preferred Stock that we may issue in the future.
Our Common Stock is traded on the NASDAQ Global Select Market under the symbol “MIFI.”
Anti-Takeover Effects of Some Provisions of Delaware Law
Provisions of Delaware law and our Certificate of Incorporation and Bylaws could make the acquisition of the Company through a tender offer, a proxy contest or other means more difficult and could make the removal of incumbent officers and directors more difficult. We expect these provisions to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to first negotiate with our Board. We believe that the benefits provided by our ability to negotiate with the proponent of an unfriendly or unsolicited proposal outweigh the disadvantages of discouraging these proposals. We believe the negotiation of an unfriendly or unsolicited proposal could result in an improvement of its terms.
We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless:

•
the board of directors of the corporation approves either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, prior to the time the interested stockholder attained that status;

•
upon the closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

With certain exceptions, an “interested stockholder” is a person or group who or which owns 15% or more of the corporation’s outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years.
In general, Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
A Delaware corporation may “opt out” of this provision with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. However, the Company has not “opted out” of this provision. Section 203 could prohibit or delay mergers or other takeover or change-in-control attempts and, accordingly, may discourage attempts to acquire the Company.
Anti-Takeover Effects of Provisions of Our Charter Documents
Our Certificate of Incorporation provides for our Board to be divided into three classes serving staggered terms. Approximately one-third of the Board will be elected each year. The provision for a classified board could prevent a party who acquires control of a majority of the outstanding voting stock from obtaining control of the Board until the second annual stockholders meeting following the date the acquirer obtains the controlling stock interest. The classified board provision could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company and could increase the likelihood that incumbent directors will retain their positions. In accordance with our Certificate of Incorporation, directors may be removed by the affirmative vote of the holders of the outstanding shares of Common Stock only with cause.
Our Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual or special meeting of our stockholders, including proposed nominations of persons for election to the Board. Among other requirements, the advance notice provisions provide that (a) a stockholder must provide to the secretary of the Company timely notice (generally 90-120 days prior to the one-year anniversary of the previous year’s annual meeting of stockholders) of any business, including director nominations, proposed to be brought before the annual or special meeting, which notice must conform to the substantive requirements set forth in the Bylaws, (b) a stockholder must deliver certain information regarding the person(s) making the proposal, and in the case of any nominee for election to the Board, information regarding such nominee, in each case as set forth in the Bylaws, and (c) any nominee for election to the Board must provide both an executed questionnaire regarding his or her background, qualifications, stock ownership and independence, and an executed representation agreement regarding voting commitments, indemnification or similar arrangements and compliance with Company policies applicable to members of the Board. These provisions may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.
Our Bylaws provide that our Board, our chairman of the Board or our chief executive officer may call a special meeting of stockholders. Because our stockholders do not have the right to call a special meeting, a stockholder could not force stockholder consideration of a proposal over the opposition of the Board by calling a special meeting of stockholders prior to such time as a majority of the Board believed the matter should be considered or until the next annual meeting provided that the requestor met the notice requirements. The restriction on the ability of stockholders to call a special meeting means that a proposal to replace the Board also could be delayed until the next annual meeting.
Our Certificate of Incorporation provides that our Bylaws may be altered or amended or new bylaws adopted by the affirmative vote of at least 66 2/3% of the voting power of all of the then-outstanding shares of our voting stock entitled to vote.

Our Board is expressly authorized to adopt, amend or repeal our Bylaws. This provision may not be repealed, amended or altered in any respect without the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of our voting stock entitled to vote.
Our Certificate of Incorporation does not allow stockholders to act by written consent without a meeting. Without the availability of stockholder’s actions by written consent, a holder of the requisite number of shares of our capital stock would not be able to amend our Bylaws or remove directors without holding a stockholders’ meeting. The holder would have to obtain the consent of a majority of the Board to call a stockholders’ meeting and satisfy the notice periods determined by the Board.
Transfer Agent and Registrar
The transfer agent and registrar for our Common Stock is Computershare Trust Company, N.A.

LEGAL MATTERS
The validity of the securities being offered by this prospectus will be passed upon by Paul Hastings LLP, San Diego, California.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of our internal control over financial reporting as of December 31, 2014 as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule as of December 31, 2014 are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.
The consolidated financial statements of R.E.R. Enterprises, Inc. DBA Feeney Wireless incorporated in this prospectus by reference from the Company’s Current Report on Form 8-K/A, which was filed with the SEC on June 3, 2015, have been audited by McGladrey LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Novatel Wireless, Inc. You may also access our reports and proxy statements free of charge at our Internet website, http://www.nvtl.com.
This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s Public Reference Room or through its Internet website.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The rules of the SEC allow us to incorporate by reference in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We hereby incorporate by reference the following information or documents into this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on March 9, 2015;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 filed with the SEC on May 11, 2015;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 filed with the SEC on August 10, 2015;

•
our Current Reports on Form 8-K filed with the SEC on February 19, 2015, April 1, 2015, April 23, 2015, May 27, 2015, June 3, 2015, June 5, 2015, June 10, 2015, June 24, 2015, June 29, 2015, August 6, 2015 and September 3, 2015; and

•
the description of our capital stock contained in our Registration Statement on Form S-1 (File No. 333-42570), filed with the SEC on July 28, 2000, including any subsequent amendment or report filed for the purpose of amending such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.
We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
Upon written or oral request, we will provide to each person, including any beneficial owner, without charge, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: Novatel Wireless, Inc., Attention: Investor Relations, 9645 Scranton Road, Suite 205, San Diego, CA 92121, telephone (858) 812-3400.

Novatel Wireless, Inc.
13,067,382 Shares of Common Stock
___________________________
PROSPECTUS

               , 2015
___________________________

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the estimated costs and expenses payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for SEC registration fee.

SEC Registration Fee	$2,921
Legal Fees and Expenses	50,000
Accounting Fees and Expenses	5,000
Miscellaneous	2,000
Total	$59,921

In addition to the above, the Selling Stockholder will pay all underwriting discounts and selling commissions, if any, in connection with the sale of the shares of Common Stock.
Item 15. Indemnification of Directors and Officers.
Section 145(a) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 145(b) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.
Section 145 of the Delaware General Corporation Law further provides that: (i) to the extent that a present or former or director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; (ii) indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and (iii) the corporation may purchase and maintain insurance on behalf of any present or former director, officer, employee or agent of the corporation or any person who at the request of the corporation was serving in such capacity for another entity against any liability asserted against such person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.
Our Bylaws provide indemnification of our directors and officers to the maximum extent permitted by the Delaware General Corporation Law. In addition, we have entered into indemnification agreements with our directors and officers, and we maintain insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as officers and directors of the Company.
See also the undertakings set out in response to Item 17 herein.

Item 16. Exhibits.
The Exhibits to this registration statement are listed in the Exhibit Index on page II-6 and are incorporated by reference herein.
Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(5)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(6)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.
(h)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of San Diego, State of California, on October 2, 2015.
Novatel Wireless, Inc.

By:	/s/ Alex Mashinsky
Alex Mashinsky Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alex Mashinsky and Michael Newman, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to sign any and all additional registration statements relating to the registration statement and filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ Alex Mashinsky	Chief Executive Officer (Principal Executive Officer) and Director	October 2, 2015
Alex Mashinsky

/s/ Michael Newman	Chief Financial Officer (Principal Financial and Accounting Officer)	October 2, 2015
Michael Newman

/s/ Sue Swenson	Chairman of the Board of Directors	October 2, 2015
Sue Swenson

/s/ Russell Gerns	Director	October 2, 2015
Russell Gerns

/s/ James Ledwith	Director	October 2, 2015
James Ledwith

/s/ David A. Werner	Director	October 2, 2015
David A. Werner

/s/ Robert Pons	Director	October 2, 2015
Robert Pons

/s/ Philip Falcone	Director	October 2, 2015
Philip Falcone

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date	Exhibit Number

3.1	Amended and Restated Certificate of Incorporation	10-K	March 27, 2001	3.1
3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation	10-Q	November 14, 2002	3.1
3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation	10-K/A	March 31, 2004	3.2
3.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation	10-K	March 9, 2015	3.4
3.5	Certificate of Amendment to the Amended and Restated Certificate of Incorporation	8-K	September 3, 2015	3.1
3.6	Second Amended and Restated Bylaws	8-K	February 19, 2015	3.1
4.1	Form of Novatel Wireless, Inc. Common Stock Certificate	S-1	September 14, 2000	4.1
4.2	Investors’ Rights Agreement, by and among Novatel Wireless, Inc. and the other parties thereto from time to time, dated September 8, 2014	8-K	September 8, 2014	4.2
4.3	Warrant to Purchase Common Stock	8-K	September 8, 2014	4.1
4.4	Warrant to Purchase Common Stock	8-K	April 1, 2015	4.1
5.1*	Opinion of Paul Hastings LLP
23.1*	Consent of Paul Hastings LLP (included in Exhibit 5.1)
23.2*	Consent of Independent Registered Public Accounting Firm, Ernst & Young LLP
23.3*	Consent of Independent Auditors, McGladrey LLP
24.1*	Power of Attorney (included on signature page)

* Filed herewith.